EXHIBIT 21.1

SUBSIDIARIES

Cole Hersee Company – Delaware
Terra Power LLC
LFUS LLC
Cole Hersee S. de R.L. de C.V. – Mexico
Littelfuse, S.A. de C.V. – Mexico
LF Consorcio S. De R.L. de C.V. – Mexico
Startco Engineering ULC - Canada
Starco Canada LP
Littelfuse da Amazonia, Ltda. – Brazil
Littelfuse Ireland Development Co., Ltd. – Ireland
Littelfuse Ireland Holding Ltd. – Ireland
Littelfuse Ireland Limited – Ireland
Littelfuse Holding Ltd. - Ireland
Accel AB – Sweden
Accel UAB – Lithuania
Selco A/S - Denmark
Littelfuse, B.V. – Netherlands
Littelfuse Holding, B.V. – Netherlands
Littelfuse Nethrlands CV
Littelfuse Holding II BV
Littelfuse Holding III BV
Littelfuse Holding IV BV
Littelfuse U.K. Ltd. – United Kingdom
Littelfuse GmbH – Germany
Littelfuse Holding GmbH – Germany
LF Europe GmbH – Germany
H.I. Verwaltungs GmbH – Germany
Littelfuse Concord Semiconductor, Inc. – Taiwan
Concord Semiconductor (Wuxi) Company – China
Dongguan Littelfuse Electronics Co., Ltd. – China
Suzhou Littelfuse OVS Ltd. – China
Littelfuse Far East Pte. Ltd. – Singapore
Littelfuse HK Limited – Hong Kong
Littelfuse KK – Japan
Littelfuse Phils, Inc. – Philippines
Littelfuse Triad, Inc. – Korea